Exhibit 5



           October 14, 1997


Sears Roebuck Acceptance Corp.
3711 Kennett Pike
Greenville, Delaware 19807


Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois 60179

Ladies and Gentlemen:

I am an Assistant General Counsel of Sears, Roebuck and Co.
("Sears"). I have examined (i) Registration Statement No. 333-30879 as filed with the Securities and Exchange Commission on July 8, 1997 thereto (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of $4,500,000,000 aggregate initial offering price of debt securities of Sears Roebuck Acceptance Corp. (the "Company"), for several offerings to be made on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act; (ii) the final prospectuses, dated September 18, 1997 and October 3, 1997, relating to the offering and sale of $4,500,000,000 of the aforesaid debt securities, which are part of the Registration Statement (collectively, the "Prospectus"), and the Prospectus Supplements, dated September 18, September 23, 1997 and October 3, 1997, (collectively, the "Prospectus Supplement") relating to the offering and sale of (a) $150,000,000 aggregate principal amount of 6.70% Notes due September 18, 2007 (the "6.70% Notes"),
(b) $250,000,000 aggregate principal amount of 7.50% Notes due October 15, 2027 (the "7.50% Notes") and (c) $300,000,000 aggregate principal amount 6.875% Notes due October 15, 2017 (the "6.875% Notes") of the Company; (iii) the Indenture dated as of May 15, 1995 between the Company and Chase Manhattan Bank, as Trustee, relating to the aforesaid debt securities; (iv)
(a) the Underwriting Agreement dated September 18, 1997 among the Company, Sears and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Underwriters, (b) the Underwriting Agreement dated September 23, 1997 among the Company, Sears and Morgan Stanley & Co. Incorporated, as Representatives of the several Underwriters, (c) the Pricing Agreement dated September 18, 1997 among the Company, Sears and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Underwriters identified in Schedule I thereto, relating to the sale of the 6.70% Notes, (d) the Pricing Agreement dated September 23, 1997 among the Company, Sears and Morgan Stanley & Co. Incorporated, as Representatives of the several Underwriters identified in Schedule I thereto, relating to the sale of the 7.50% Notes, (e) the Underwriting Agreement dated June 25, 1997 among the Company, Sears and Goldman, Sachs & Co., as Representatives of the several Underwriters, and (f) the Pricing Agreement dated October 3, 1997 among the Company, Sears and Goldman, Sachs & Co., as Representatives of the several Underwriters identified in Schedule I thereto, relating to the sale of the 6.875% Notes; and (v) the form of (a) the 6.70% Notes, (b) the 7.50% Notes and (c) the 6.875% Notes. I am familiar with the proceedings heretofore taken by the Company in connection with the authorization, registration, issuance and sale of the Notes.

      I am of the opinion that each of the 6.70% Notes, the 7.50% Notes and the 6.875% Notes are legally issued and binding obligations of the Company in accordance with their terms, subject to insolvency, bankruptcy, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). In giving the above opinion, I have relied, with their permission, on opinions from Morris, Nichols, Arsht & Tunnell addressed to me and dated September 23, September 30 and October 8, 1997.

      I consent to the incorporation by reference of this opinion into the Registration Statement, and to the references to me in the Prospectus and Prospectus Supplement.

                                           Very truly yours,

                                           /S/Nancy K. Bellis

                                           Nancy K. Bellis